SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2005
OCA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13457	72-1278948

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3850 N. Causeway Boulevard, Suite 800* Metairie, Louisiana	70002

(Address of Principal Executive Offices)	(Zip Code)
(504) 834-4392*
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed from Last Report)
* Temporary address and telephone number due to Hurricane Katrina evacuation:
1451 West Cypress Creek Road, Ft. Lauderdale, FL 33309, (888)-622-7645
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS
     The following discussion serves to update our 8-K filed with the Securities & Exchange Commission (“SEC”) on June 7, 2005 (the “June 8-K”) and should be read in conjunction with the June 8-K.
     Financial Information Update. Recent events described in this Report and in the June 8-K have placed constraints on our cash flow. In general, we have addressed these constraints by discontinuing funding of non-core operations and more actively managing cash on a daily basis. Assuming our doctor affiliates continue to make deposits, as they are contractually obligated to do, we believe we will have sufficient cash to pay our obligations as they come due and to operate our business as presently configured. Furthermore, effective October 31, 2005, our lenders granted and funded an additional credit advance of $1.2 million, less expenses, under our senior credit facility.
Given that our 2004 audit has not yet been completed and the preparation of our quarterly information for the first through third quarters of 2005 has been delayed, we have not yet been able to file our Form 10-K for the year ended December 31, 2004 or any of our subsequent Forms 10-Q. In order to inform our shareholders of the ongoing operations of OCA, we provide the following approximate quarterly information (dollar amounts in millions).

	1st	2nd	3rd	4th	1st	2nd
	2004	2004	2004	2004	2005	2005
Practice Collections	$107.9	$100.4	$101.1	$96.1	$103.7	$100.6

Practice Expenses	$86.8	$85.2	$83.8	$85.8	$85.0	$86.7

Corporate G&A	$6.3	$8.6	$5.3	$6.1	$6.1	$7.6
Notes:
1.	Information has not been audited and changes may result from an audit.

2.	Collections are actual cash amounts received by practices for services to patients.

3.	Practice expenses include compensation to doctors.

4.	Corporate G&A represents corporate salaries and other corporate costs. In the second quarter of 2005 professional fees include costs of additional professionals required by our banks and special committee.
Assumptions:
1.	No amounts are included in practice collections or expenses for practices that discontinued with OCA from the date of discontinuance.

2.	OCA outsource practice collections and practice expenses are included.

3.	Gains or losses from practices that discontinued with OCA are not included.

4.	Cash received from doctor buy-outs of practices that discontinued with OCA are not included.

5.	Depreciation and amortization are not included.

6.	Interest and income taxes are not included.

7.	No amounts are included for costs incurred resulting from Hurricanes Katrina, Rita or Wilma, nor is any potential reimbursement from insurance included.
Since the beginning of July 2005, practices that have recently ceased making their deposits with OCA, and willingly breached their agreements with us, account for approximately $44 million in revenues, and annual service fees (net of rebates and incentive payments) associated with these practices are approximately $5.7 million. Some of the doctors associated with these practices have already expressed their willingness to negotiate amicable resolutions with OCA, although it is too early to predict the forms such resolutions will take.
     Payments to Affiliated Doctors. In mid-August, 2005, we paid a total of $6.2 million in profit sharing payments out of our existing cash resources to our affiliated doctors in full payment of amounts due them in August 2005. The next payment due them is November 2005, and will be made in full and on time.
     Hurricanes. On August 29, 2005, Hurricane Katrina caused the evacuation of our corporate office and temporary shut down of worldwide systems supporting our affiliated doctors. We fully implemented our disaster recovery plan. Our computer and business systems have been fully restored with IBM in New York. By September 6, 2005, we had relocated our corporate office, including approximately 90 employees, to Ft. Lauderdale, FL.
     All told, Hurricanes Katrina and Rita disrupted the operations of only approximately 1% of our affiliated offices. We are working with our doctors to restore the operations of their practices as quickly as possible. We recognize the importance of our relationship with our doctors and intend to subsidize them for any losses not covered by our insurance.
     Throughout the hurricane period and thereafter we have received the help and support of the vast majority of our affiliated doctors, for which we are very grateful. A minority of our doctors, however, have stopped depositing with us in violation of their contracts with us. We hope they will reconsider this unwarranted action.
     We believe that we will be able to return to our corporate office in Metairie, La. in mid to late November, 2005.
     Hurricane Rita had no further material effect on our corporate operations. Hurricane Wilma, on the other hand, hit our temporary headquarters, and caused the evacuation of both our business and the hotel housing most of our employees. Both locations are currently inaccessible and without power. It is too early to assess any losses to us or our doctors, but this event will not delay our payments to our doctors due in November.
     The hurricanes and their aftermath obviously caused us to incur losses to our operations, the amount of which is not fully quantified at this time. We have business interruption insurance with claim limits of up to $30 million and have retained Alex N. Sill Company, international loss consultants and appraisers, to assist us in filing our claim, and their work is in process. We anticipate that we will recover all or a significant portion of our losses, but the amount of the recovery and when the claim will be paid cannot be determined at this time.
     Accounting Assistance. As a result of staffing disruptions, due in part to Hurricane Katrina, we have assembled a team of financial experts including certified public accountants and former principal accounting officers of publicly traded companies to assist us in producing our financial information, working to satisfy external audit and reporting requirements and provide financial information to our lenders. We believe, however, that the integrity of our financial information provided to our doctors has not been affected by the recent hurricanes. Because of our temporary relocation to Ft. Lauderdale, we hired Kramer Weisman and Associates, L.L.P., located in Davie, Florida, to assist in discussions and negotiations with our lenders, address financial and liquidity issues and facilitate the financial close process and annual audit, and to provide other assistance.
     Special Committee. The Special Committee appointed by our Board of Directors on June 2, 2005 to review possible accounting irregularities as described in the June 8-K appointed Fulbright & Jaworski L.L.P. as its independent counsel and certain independent accounting advisors. The Committee and its advisors have reviewed thousands of pages of records and interviewed 21 persons. In the process of its review, the Committee had identified issues for follow up and was proceeding to review these issues when Hurricane Katrina hit. This has delayed the Committee’s work, and it is now unclear when the Committee will be able to conclude, in part as a result of our inability to access records in storage in the Katrina affected area. Furthermore, Fulbright & Jaworski resigned as independent counsel to the Special Committee after Hurricane Katrina and has been replaced by Phelps Dunbar LLP. We do not anticipate that this change in independent counsel will cause any further delays in the work of the Special Committee.
     As reported in the June 8-K, we identified certain entries with respect to 2000 and 2001, which for 2001 totaled $29.4 million. The Committee has determined that there were no similar entries for 2002 and subsequent years. As to the 2001 entries, the Committee has determined that they were made in the normal course of quarterly closing and has obtained the full supporting documentation for these entries. Approximately $6 million were determined not to be in accordance with generally accepted accounting principles, primarily because of improper capitalization of certain acquisition costs and supply costs and that approximately $14 million of the entries were correct. The Committee is still reviewing the remaining $9.4 million.
     In addition, the Committee has also identified approximately $3 million in start up costs related to its entry into Japan that were improperly capitalized during the period from 1998 through 2000. These capitalized costs were then amortized over approximately three years. The effect of these capitalized costs do not affect 2004.
     Financial Statements. The work of the Special Committee, the correction of the errors described in the June 8-K and the effects of the hurricanes have further delayed the completion of our 2004 audit, and our quarterly information for the first and second quarters of 2005, and will delay our third quarter report. Our independent auditor has suspended its audit of our 2004 financial statements until it has received and reviewed the final report of the Special Committee, and we have presented it with revised 2004 financial statements for audit. As a result of the delays in meeting these two requirements, the expected completion date of our audit is now uncertain. Our waiver of the audit requirement by our lenders expires on October 31, 2005, and we are in the process of requesting an additional waiver as well as waivers of certain other non-financial covenant requirements but have not yet obtained them, and if we don’t obtain them our lenders will have the right to accelerate our debt, demand payment and exercise other remedies in the credit agreement. We have also retained Jefferies & Co. to assist us in this regard and to assist in the possible refinancing of our bank debt. In the meantime, we have effectively ceased funding our international operations in order to conserve cash and focus solely on our domestic business.
     Before the issuance of Staff Accounting Bulletin 101 (“SAB 101”) by the SEC in December, 1999, we considered ourselves to be a partner in nationwide orthodontic practices and considered our revenues to be derived from direct service to patients. After SAB 101, and after long discussions with our accountants and the SEC staff, we revised our view and considered ourselves an orthodontic practice support firm whose revenues were derived from administrative services to our doctors, and we developed new systems to calculate revenue under this new concept and under SAB 101.
     With the issuance in December 2003 of revised Financial Accounting Standards Board Interpretation No. 46 (“FIN 46”), we again tested our relations with our doctors and determined on the basis of the FIN 46 guidance that we were indeed an orthodontic practice for financial reporting purposes and therefore must recognize our revenue on that basis under SAB 101 and FIN 46. This new approach required us to develop a new methodology and system to calculate revenue. Our financial group, in consultation with our auditors, developed a new revenue/receivable computation methodology that we believed was appropriate and complied with SAB 101 and FIN 46. During the first quarter of 2005, our auditors became uncomfortable with our mutually agreed upon 2004 revenue recognition method. We then began trying to work with our auditors to perfect this method. However, because we are the only publicly traded orthodontic practice, we have no peer guidance or rulings to look to for assistance in developing methods that comply with SAB 101 and FIN 46. Thus, very little progress was made over the next several months. Consequently, we had previously issued a non-reliance notice based on these events. While in the process of applying and refining a new methodology, hurricane Katrina struck and our attention necessarily turned to this crisis. We have now refocused on our methodology to allow us to complete our 2004 financial statements and our 2004 audit. The results of this new methodology may affect our financial statements, but the effect is unknown at this time.
     We have previously issued a non-reliance notice for our 2004 quarterly statements, as we do not know if the revised methodology and corrections will result in revenues higher or lower than that reported in our quarterly reports for 2004. We are continuing to refine our new methodology and making corrections. The ultimate impact of the new methodology and the corrections, and whether the final adjustments to previously reported financial statements will be positive or negative, are unknown at this time.
     Bartholomew F. Palmisano, Jr. Because of disruptions related to Hurricane Katrina, we asked Bart Palmisano, Jr., who as reported in the June 8-K has been placed on administrative leave, to return to the Company in a non-executive and non-management capacity to assist us temporarily in the following matters:
                1. helping Bart Palmisano, Sr. to contact the various department heads of the Company immediately after Hurricane Katrina struck the New Orleans area and to arrange the relocation of such department heads to the Ft. Lauderdale, FL area;
                2. meeting with Bart Palmisano, Sr. and department heads of the Company to determine how best to: (a) contact Company employees, (b) arrange necessary conference calls in the immediate aftermath of Hurricane Katrina, (c) organize and coordinate the Company’s day-to-day operations on a modified basis in temporary office space, (d) search for appropriate temporary office space in the Ft. Lauderdale, FL area, and (e) organize other elements involved with relocating the Company’s employees to the Ft. Lauderdale, FL area in the aftermath of Hurricane Katrina;
                3. organizing the Company’s Practice Enhancement Consultants to make calls to our affiliated doctors and to address questions likely to be raised by such doctors; and
                4. helping the Company generate responses to due diligence requests made by the Company’s existing and potential new lenders.
However, never at any point during this period of relocation by the Company in the aftermath of Hurricane Katrina was Bart Palmisano, Jr. involved in any decisions affecting the Company’s accounting or financial reporting processes. Instead, he was asked to assist the Company in a limited capacity during a time of crisis, in which his institutional knowledge and ability to address immediately the specific issues set forth above were of vital importance to the Company.
     Forward Looking Statements. Certain statements herein not based on historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology, such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” or “intend.” They include, without limitation, those relating to our liquidity, discussions and negotiations with our lenders, potential extensions, waivers and forbearances with respect to our credit facility, ability to continue to provide services, remediation of control weaknesses and deficiencies and the timing of filing our SEC reports. We caution you not to place undue reliance on these statements in that actual results could differ materially from those indicated, due to a variety of factors including, but not limited to, further delays in completing our financial close process and the 2004 audit, disruption of our relationships with, or loss of a significant number of, our affiliated practices, material reductions in the funds remitted to us by affiliated practices, adverse determinations in our review of certain accounting matters and internal review by the Special Committee, failure or delay in obtaining a waiver or extension or additional borrowings from the lenders on acceptable terms, potential default under our credit facility, potential adverse changes in our financial results and condition, adverse outcomes of litigation against us, or inability to resolve that litigation on favorable terms, inability or delay in successfully executing our strategies or to attract and retain qualified management, personnel and affiliated practitioners, or to effectively market our services and our affiliated practices, impact of competition and existing and future regulations and laws affecting orthodontics, pediatric dentistry and our business, difficulties in staffing and managing foreign offices and other difficulties arising from international expansion, adverse changes in general economic conditions and business conditions, hurricane impact and other risks detailed from time to time in our press releases, Form 10-K for the year ended December 31, 2003, and other filings with the SEC. We undertake no obligation to update these statements to reflect events or circumstances that occur after the date on which they were made.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCA, INC.
By:	/s/ Bartholomew F. Palmisano, Sr.
Bartholomew F. Palmisano, Sr.
Chairman of the Board, Chief Executive Officer and President

Date: October 31, 2005

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